EXHIBIT 23



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 1995, on the consolidated financial statements of Reading & Bates Corporation and subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992 included in this Form 10-K, into the Company's previously filed Registration Statements (file no.s 33-44237, 33-50828, 33-50565 and 33-56029).




/s/Arthur Andersen LLP

Houston, Texas
March 13, 1995